UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 20, 2008
WEATHERFORD INTERNATIONAL LTD.
(Exact name of registrant as specified in charter)

Bermuda	1-31339	98-0371344
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

515 Post Oak Blvd., Suite 600, Houston, Texas (Address of Principal Executive Offices)	77027-3415 (Zip Code)
Registrant’s telephone number, including area code: (713) 693-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On October 20, 2008, we entered into a $500 million, 364-day credit agreement with a syndicate of banks of which UBS AG, Stamford Branch is the Administrative Agent. A copy of the credit agreement is attached as an exhibit to this filing. One of the lenders under this facility is Barclays Bank PLC. One of our directors, Mr. Robert Millard, is an officer of an affiliate of Barclays.
Item 9.01. Exhibits
     (c) Exhibits
4.1	Credit Agreement dated as of October 20, 2008, among Weatherford International Ltd., Weatherford International, Inc., UBS AG, Stamford Branch as Administrative Agent, and the other Lenders party thereto

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL LTD.
Dated: October 24, 2008	/s/ ANDREW P. BECNEL
Andrew P. Becnel,
Senior Vice President and Chief Financial Officer